UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2026
____________________
Kodiak Gas Services, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-41732	83-3013440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9950 Woodloch Forest Dr., 19th Floor, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(936) 539-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KGS	New York Stock Exchange NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
At the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Kodiak Gas Services, Inc. (the “Company”) held on May 7, 2026, the Company’s shareholders approved certain amendments (the “Charter Amendments”) to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to (i) phase in declassification of the Board of Directors (the “Board”) and (ii) eliminate certain supermajority voting requirements and other obsolete provisions.
As a result, the Company filed a Certificate of Amendment setting forth the Charter Amendments with the Secretary of State of the State of Delaware on May 7, 2026. The Certificate of Amendment became effective upon filing. Following the filing of the Certificate of Amendment, the Company filed a new Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware on May 7, 2026. The Restated Certificate became effective upon filing. In connection with the Charter Amendments, the Company’s Board of Directors also adopted conforming changes to the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to phase in declassification of the Board of Directors and eliminate certain supermajority voting requirements and other obsolete provisions, which became effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware (as amended and restated, the “Third Amended and Restated Bylaws”).
The description of the Charter Amendments above does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Certificate, as set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item 5.03 by reference hereto. The full text of the Third Amended and Restated Bylaws is also attached hereto as Exhibit 3.2 and is also incorporated in this Item 5.03 by reference hereto.
Item 5.07. Submissions of Matters to a Vote of Security Holders
At the Annual Meeting, the shareholders voted on six proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2026 (the “proxy statement”).
There were 86,118,623 shares of capital stock outstanding on March 9, 2026, the record date (the “Record Date”) for the Annual Meeting. At the Annual Meeting, the holders of 78,643,061 shares of the capital stock were represented in person or by proxy, representing approximately 91% of the total outstanding shares as of the Record Date, which constituted a quorum.
All nominated directors were elected, and the other proposals were approved by the required shareholder vote.
The final voting results with respect to each proposal are set forth in the following tables.
1.At the Annual Meeting, the results of the vote to elect three nominees identified in the proxy statement to serve as Class III directors until the 2029 annual meeting and until their successors are duly elected and qualified were as follows:

Nominee	For	Withhold	Broker Non-Vote
Terry Black Bonno	73,411,393	1,592,666	3,639,002
William L. Bullock, Jr.	74,879,870	124,189	3,639,002
Chris Drumgoole	74,883,649	120,410	3,639,002
2.At the Annual Meeting, the results of the advisory, non-binding vote to approve the compensation of the Company’s named executive officers for 2025were as follows:

For	Against	Abstain	Broker Non-Vote
71,230,433	3,384,253	389,373	3,639,002
3.At the Annual Meeting, the results of the advisory, non-binding vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers as follows:

1 Year	2 Years	3 Years	Abstain
71,872,324	7,855	2,804,409	319,471

4.At the Annual Meeting, the results of the vote to amend the Charter to phase in declassification of the Board were as follows:

For	Against	Abstain	Broker Non-Vote
74,668,837	37,186	298,036	3,639,002
5.At the Annual Meeting, the results of the vote to amend the Charter to eliminate certain supermajority voting requirements and other obsolete provisions were as follows:

For	Against	Abstain	Broker Non-Vote
74,669,797	35,692	298,570	3,639,002
6.At the Annual Meeting, the vote to ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026, was as follows:

For	Against	Abstain	Broker Non-Vote
78,295,211	65,883	281,967	—
Item 9.01 Financial Statements and Exhibits.
d) Exhibits.

No.	Description
3.1	Restated Certificate of Incorporation of Kodiak Gas Services, Inc.
3.2	Third Amended and Restated Bylaws of Kodiak Gas Services, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Gas Services, Inc.

Date: May 7, 2026	By:	/s/ Jennifer Howard
	Name:	Jennifer Howard
	Title:	Executive Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary